PETMED EXPRESS, INC.

YEAR ENDED MARCH 31, 2013

CONFERENCE CALL TRANSCRIPT

MAY 6, 2013 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc., doing business as 1-800-PetMeds conference call to review the financial results for the fourth fiscal quarter and fiscal year ended on March 31, 2013. At the request of the company, this conference call is being recorded. Founded in 1996, 1-800-PetMeds is “America’s Largest Pet Pharmacy” delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the “PetMeds” family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medication in terms of convenience, price, ease of ordering and rapid home delivery. At this time, I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you, I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session which will be later in the call. Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning certain events, these statements involve risks, uncertainties and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our fourth fiscal quarter and fiscal year ended on March 31, 2013 to last year’s quarter and fiscal year ended on March 31, 2012.

For the fourth fiscal quarter ended on March 31, 2013, our sales were $51.1 million compared to sales of $55.9 million for the same period the prior year, a decrease of 8.6%. For the fiscal year ended on March 31, 2013, sales were $227.8 million compared to $238.3 million for the prior fiscal year, a decrease of 4.4%. The sales for the quarter were negatively impacted by the colder-than-normal weather compared to the warmer-than-normal weather for the same quarter last year. The unavailability of Novartis brands negatively impacted our sales for the fiscal year. Also, our average order was approximately $75 for the quarter, compared to $76 for the same quarter the prior year, and it was $73 for the fiscal year compared to $76 for the prior fiscal year. The decline was due to change in product mix to lower priced items including generics and additional discounts given to customers.

For the fourth fiscal quarter, net income was $4.6 million or $0.23 diluted per share compared to $4.0 million or $0.20 diluted per share for the same quarter the prior year, a 16.5% increase in earnings per share. For the fiscal year, net income was $17.2 million, or $0.86 diluted per share compared to $16.7 million, or $0.80 diluted per share a year ago, an increase to earnings per share of 6.4%. The increase to net income was primarily due to decreases in operating expenses offset by decreases in gross profit.

New order sales decreased by 24% to $8.7 million for the quarter compared to $11.5 million for the same period the prior year. For the fiscal year, new order sales decreased by 16% to $43 million compared to $51.3 million for the prior year. The decreases were mainly due to reduction in advertising spending and average order value.

Exhibit 99.1 Page 1 of 6

Reorder sales decreased by 4.5% to $42.4 million for the quarter compared to reorder sales of $44.4 million for the same quarter the prior year. The colder weather negatively impacted the quarter. For the fiscal year, reorder sales decreased by 1.2% to $184.8 million compared to $187.0 million for the prior year. We acquired approximately 125,000 new customers in our fourth fiscal quarter compared to 162,000 for the same period the prior year, and we acquired approximately 630,000 new customers in the fiscal year compared to 722,000 for the prior year. For the quarter, approximately 79% of our sales were generated on our website compared to 76% for the same period the prior year, and for the year it was 77% compared to 75% for the prior year. The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off seasons.

For the fourth fiscal quarter, our gross profit as a percent of sales was 35.7% compared to 33.9% for the same period a year ago. For the fiscal year, our gross profit as a percent of sales was 33.9% compared to 33.7% for the prior year. The percentage increase for the quarter can be mainly attributed to change in product mix to higher margin items, including generics.

Our general and administrative expenses as a percent of sales were 10.1% for the quarter, compared to 9.7% for the same quarter the prior year. The increase was due to reduction in sales. For the fiscal year, the G&A was relatively flat at 9.5% compared to 9.4% for the prior year.

For the quarter, we spent $5.6 million in advertising compared to $6.9 million for the same quarter the prior year, a decrease of about 20%. The decrease was mainly due to lower demand for the flea and tick category as a result of the colder weather. For the fiscal year, we spent $27.4 million for advertising compared to $30.4 million for the prior fiscal year, a decrease of about 10%. The 2012 elections negatively impacted the spending for the fiscal year by crowding the TV advertising market. Advertising cost of acquiring a customer for the quarter was approximately $44 compared to $43 for the same quarter the prior year, and for the fiscal year, it was $44 compared to $42 for the prior fiscal year.

We had $33.6 million in cash and temporary investments and $31.6 million in inventory with no debt as of March 31, 2013. The inventory increase was due to promotional buying opportunities and lower than anticipated sales. Net cash from operations for the fiscal year was $13.3 million. Capital expenditures for the fiscal year were $626,000. In accordance with our share repurchase program, we repurchased approximately 397,000 shares, paying approximately $3.9 million in the fiscal year. There were no repurchases during the quarter.

This ends the financial review. Operator, we’re ready to take questions.

Coordinator:

Thank you, at this time, if you would like to ask a question, please press star 1. Please record your first and last name when prompted. To withdraw your request, press star 2. Once again, to ask a question, please press star 1, one moment please for your first question. Your first question comes from Kevin Ellich, Piper Jaffray.

Kevin Ellich:

Good morning. Thanks for taking the question. First of all Mendo, just wondering if you could give us a little bit more color on the inventory comment. You know, we noticed there was a pretty big uptick this quarter in terms of uses of cash. Was there any specific product or promotion that you can call out and I guess what’s your confidence in unwinding some of that inventory you stocked up?

Mendo Akdag:

We’re not going to give any specifics due to competitive reasons. But our inventory does fluctuate based on the promotional buying opportunities. In the current quarter, it’s probably at about a two-month supply, so it’s not difficult to reduce it down.

Kevin Ellich:

Okay, that’s helpful. And then, you know, just going back to advertising costs, and you know, even what you said in the press release, talking about focusing on increasing your advertising spend to drive new order sales, I guess, do you have a target in mind in terms of how much you plan to spend this year and, you know, what type of growth you’d like to see or actual number of new customers you’d like to see this year? Anything you could do to provide some, you know, help there would be useful.

Exhibit 99.1 Page 2 of 6

Mendo Akdag:

Our advertising budget this current fiscal year is considerably higher than last year’s, so we are planning on spending a lot more than we did last year.

Kevin Ellich:

Okay, is that primarily focused on TV still, or is it more of a combination between online and TV?

Mendo Akdag:

It’s a combination.

Kevin Ellich:

Okay. Okay, that’s helpful. And then, you know, we know Novartis is back in the market. Just wondering how that’s going to, you know, affect your revenues and product mix on a go-forward basis.

Mendo Akdag:

It should positively impact it, so we got really negatively impacted last year so it should be a positive this year.

Kevin Ellich:

Okay, and then, you know gross margins were pretty strong this quarter. Are we seeing a greater mix shift towards more generic products or just could you provide some color on, you know, what’s driving this big gross margin improvement?

Mendo Akdag:

A combination of generics and higher margin items, within the same categories.

Kevin Ellich:

Okay, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question comes from Erin Wilson, Bank of America.

Erin Wilson:

Hi. Thanks for taking my question. You mentioned weather in the press release, as well as generics, and some other factors that impacted revenue. Can you quantify those factors for us?

Mendo Akdag:

As far as the weather is concerned, for the quarter, the temperatures were about 12 degrees colder than average compared to last year, it was 12 degrees warmer than average, so there was a 24 degree difference in the temperature between this year’s March quarter compared to last year. What was your other question?

Erin Wilson:

Oh, I guess I wanted to know, maybe, in dollar terms how the weather impacted the business.

Mendo Akdag:

Well, we spent much less in advertising so, you know, advertising drives our revenues so with that, we spent about 20% less in advertising so obviously that dramatically impacts the new order sales and somewhat also reorder sales. It’s difficult to be more specific than that.

Erin Wilson:

Okay, and then I guess obviously Novartis is going to have a positive impact on the topline. But how should we think about the impact of the reintroduction of its products or some of its products from a profitability standpoint?

Mendo Akdag:

They have favorable margins.

Erin Wilson:

Okay. And what is your generic dispensing rate right now and where do you kind of expect that to be by the end of the year?

Mendo Akdag:

I’m sorry, what dispensing rates?

Erin Wilson:

Oh, generic.

Mendo Akdag:

Oh, generic dispensing rates? We’re not going to disclose that information.

Erin Wilson:

Okay, all right, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question comes from Anthony Lebiedzinski, Sidoti & Company.

Exhibit 99.1 Page 3 of 6

Anthony Lebiedzinski:

Good morning, just wondering about the average order value. Have you seen any notable difference between new orders and reorders?

Mendo Akdag:

New orders are always less than the reorders. There’s about a $5 - $6 difference. I know I keep getting that question but it’s about $5 - $6 lower new order average order value compared to reorders.

Anthony Lebiedzinksi:

Okay, and has that trend been consistent throughout the...

Mendo Akdag:

Fairly consistent, yes.

Anthony Lebiedzinksi:

Okay, so no notable changes. Okay.

Mendo Akdag:

That is correct.

Anthony Lebiedzinksi:

Okay, good. And just wondering if, you know, just my observation but is it correct that you’re going to hold off with your share buyback until you rebuild back your cash position? Is that a fair way to think about that or…?

Mendo Akdag:

We have a pretty good cash position as is, so $33.6 million in cash and temporary investments - so that should not impact what we do with the buyback.

Anthony Lebiedzinski:

Okay. All right, thanks very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question comes from Ross Taylor, CL King.

Ross Taylor:

Hi, just two or three quick questions. First, with regards to the negative impact on your business from the cold weather in the March quarter, do you think you are able to make up for much of that in the June quarter or do you kind of view a lost sale as, you know, something that’s gone even if it’s related to the weather?

Mendo Akdag:

We certainly hope so. The season started late this year, and last year the season started early so it’s really a mismatch and so, so far this quarter, you know, we have positive growth so we’re cautiously optimistic.

Ross Taylor:

Okay, and also related to the Novartis products, just trying to, you know, estimate better what the impact may be of their return to the market. Do you have much of a sense or can you estimate, you know, how many of the Novartis customers, you know, never switched to a competitive product and, you know, may come back to, say, the Sentinel brand very quickly?

Mendo Akdag:

Well, we have some estimates but we’re speculating so I’m not going to share that with you. But it had a significant negative impact in the last fiscal year so some of the brands are back. All the brands are not back, so we’ll see - how it shapes up.

Ross Taylor:

All right, and my last question is related to some of the generic flea and tick products, can you comment how successful your own private label brand has been, the Flea4X or can you comment, you know, which of the generic products have been among the most popular within your product mix?

Mendo Akdag:

We’re not going to get into specifics but I can tell you that our brand has been successful.

Ross Taylor:

Okay, all right, that’s all my questions. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question comes from Michael Kupinski, Noble Financial.

Exhibit 99.1 Page 4 of 6

Michael Kupinski:

Great. Thanks for taking the question. Also I just had a quick question in terms of how sales of accessories were in the quarter, what we are experiencing in those product lines.

Mendo Akdag:

We’re experiencing growth in accessories but we’re not going to get into the specifics.

Michael Kupinski:

Okay. And I noticed that you’ve changed your creative maybe a couple of times in the last quarter. Can you talk about how the new creative is performing in the market? Are you getting some traction there?

Mendo Akdag:

The current quarter it’s performing well.

Michael Kupinski:

And then you say that you’re planning on spending more in the advertising. Can you talk about advertising rates and how much are they up year over year?

Mendo Akdag:

It’s slightly higher. The rates are slightly higher compared to last year but conversion and response rate plays just as much of a role as the rates.

Michael Kupinski:

And are you seeing growth in the response rates with the new creative?

Mendo Akdag:

We’re - it’s doing slightly better than last year at this time.

Michael Kupinski:

Okay, and then if we look towards the, you know, heightened flea and tick seasons, I’m just curious, does other components of weather affect the strength of flea and tick, for instance, does wet weather also affect buying...

Mendo Akdag:

Yes it does. Yes, wet weather really helps. Well, I shouldn’t say helps. But it’s - fleas like the wet weather, so..

Michael Kupinski:

So actually wet weather does - it actually benefits, not the other way.

Mendo Akdag:

Yes, that’s correct.

Michael Kupinski:

Okay. Okay, perfect. That’s all I have. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Once again, to ask a question, please press star 1. One moment, please, for your next question. Your next question comes from Mitch Bartlett, Craig-Hollum.

Mitch Bartlett:

Hi. Just wanted to kind of bore down a little bit on the new customer performance in this last quarter. You said you acquired customers at $44, a little bit higher than it was a year ago, but you spent 20% less. And as we go into the next year and you’re going to ramp up that spending budget, just the question kind of, is it harder to get a new customer going forward than it has been in the past? Perhaps you spent to a level that cleared the $44 level and then no further. If you ramp it up, what would be the cost to customer acquisition going forward? And then just kind of similar question is I noticed some of your online competitors have really ramped up the price competitiveness here recently, Drs. Foster & Smith particularly. Are you going to change pricing strategy or do anything? I know you’re relying on the generics, but overall, just a price strategy question.

Mendo Akdag:

We survey the market all the time and we believe we are highly competitive price wise. As far as the March quarter is concerned, as we pointed out, due to colder weather, the demand was low, so that’s why the response was low to our advertising. So that doesn’t necessarily mean that that’s going to continue to the future.

Mitch Bartlett:

So you think perhaps we’ll see customer acquisition costs similar to what you’ve done in previous years or…?

Mendo Akdag:

You’re talking about the - as you know, it fluctuates from quarter to quarter.

Exhibit 99.1 Page 5 of 6

Mitch Bartlett:

Yes, yes. But overall, if you looked at the year, non-political year versus a political year, et cetera.

Mendo Akdag:

It should be favorable. The comparison is favorable obviously to us, so we’ll see how it shapes up

Mitch Bartlett:

Okay, and just a quick question on VetSource and Wag.com and that kind of competitive situation, how do you view that?

Mendo Akdag:

There are some regulatory hurdles to the Wag.com VetSource partnership. There are anti-kickback and anti-fee splitting regulations. So it remains to be seen if it survives regulatory scrutiny. But we have not heard much from our customers at this time regarding their launch.

Mitch Bartlett:

Has there been any regulatory action that you know of?

Mendo Akdag:

Not at this time. I don’t know.

Mitch Bartlett:

Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Your next question comes from Erin Wilson, Bank of America.

Erin Wilson:

On VetSource, just a follow up to that question. Don’t you have some relationships as well with veterinary clinics that may fall under that sort of regulatory scrutiny as well?

Mendo Akdag:

No, we don’t.

Erin Wilson:

Okay, and then, also Virbac had a small recall of Iverhart, I guess recently. Do you anticipate that having any meaningful impact on your business?

Mendo Akdag:

No, we don’t think so.

Erin Wilson:

Okay, and then do you anticipate also changing or adjusting maybe your strategy on supplies and accessories from a distribution standpoint?

Mendo Akdag:

We will in the long run, yes.

Erin Wilson:

Any details on that or…?

Mendo Akdag:

Not at this time.

Erin Wilson:

Okay. All right, thanks.

Mendo Akdag:

You’re welcome.

Coordinator:

I will now turn the call back to Mendo for closing remarks.

Mendo Akdag:

Thank you. Going forward, we’re focusing on increasing advertising spending to improve new order sales and shifting sales to higher margin items while continuing to expand our product offerings. This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you. Thank you for participating. You may now disconnect.

END

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